Exhibit 99.1

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION CAUSE NO: FSD 143 OF 2020 (MRHJ) IN THE MATTER OF SECTIONS 86 AND 87 OF THE COMPANIES LAW (2020 REVISION) AND IN THE MATTER OF GLOBAL INDEMNITY LIMITED ORDER UPON THE PETITION dated 26 June 2020 of Global Indemnity Limited (the “Company”) seeking the sanction of a proposed scheme of arrangement pursuant to Sections 86 and 87 of the Companies Law (2020 Revision) (the “Companies Law”) between the Company, New CayCo (an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands) (“New CayCo”) and the Scheme Shareholders (as defined in the Scheme, as defined below) AND UPON reading the First Affidavit of Cynthia Yvonne Valko sworn on 16 July 2020 (“Valko 1”) and Exhibit “CV-1” thereto; the First Affidavit of Stephen W. Ries sworn on 16 July 2020 (“Ries 1”) and Exhibit “SR-1” thereto; the Second Affidavit of Cynthia Yvonne Valko sworn on 25 August 2020 (“Valko 2”) and Exhibit “CV-2” thereto and the First Affidavit of Rolf Lindsay sworn on 25 August 2020 (“Lindsay 1”) and Exhibit “RL-1” thereto AND UPON hearing Counsel for the Company IT IS HEREBY ORDERED AND DIRECTED THAT: 1. The scheme of arrangement in respect of the Company scheduled hereto (the “Scheme”) (as was approved at the meeting of the shareholders of the Company on 25 August 2020 and convened pursuant to the Order of this Honourable Court dated 22 July 2020) be and is hereby sanctioned pursuant to Section 86(2) and Section 87 of the Companies Law. 2. The Company shall deliver a sealed copy of this Order to the Registrar of Companies for registration pursuant to Section 86(3) and Section 87(3) of the Companies Law.

3. The whole of the undertaking and all of the property, assets and rights of the Company as then existing shall be transferred to and vest in and become the undertaking, property, assets and rights of New CayCo. 4. All the liabilities and obligations of the Company as then existing shall be transferred to and become the liabilities and obligations of and enforceable against New CayCo. 5. All proceedings (if any) as then pending by or against the Company shall be continued by or against New CayCo. 6. The Company shall be deemed to be dissolved without winding up and the Registrar of Companies shall place all documents registered with him and relating to the Company on the file kept by him in relation to New CayCo and the file relating to the Company shall be consolidated with the file relating to New CayCo accordingly. 7. There be liberty to apply generally. 8. There be no order as to costs. .” ®. DATED this day of August 2020 FILED this day of August 2020 THE HONOURABLE JUSTICE RAMSAY-HALE JUDGE OF THE GRAND COURT This ORDER was filed by Walkers, Attorneys-at-Law for the Company, whose address for seNice is that of their said Attorneys, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001, Cayman Islands.

SCHEDULE SCHEMEOFARRANGEMENT

IN THE GRAND COURT OF THECAYMAN ISLANDS FlNANCIAL SERVICES DIVISION CAUSE NO: FSD 143 OF 2020 (MRH-J) IN THE MAITER OF GLOBAL INDEMNITY LIMITED AND IN THE MATTER OF SECTIONS 86 AND 87 OF THE COMPANJES LAW (2020 REVISION) SCHEME OF ARRANGEMENT AND AMALGAMATION (under SecLions 86 and 87 ofthe Cayman islands Companies Law (2020 Revision)) BETWEEN GLOBAL INDEMNITY LIMITED (an e.xempted company incorporated with limited liability and registered under the laws ofthe Cayman Islands with registration number 308501) AND NEWCAYCO (an exempted company incorporated with limited liability and registered under the lm.vs ofthe Cayman Islands with registration number 363680) AND THE SCHEME SHAREHOLDERS (as hereinafter defined)

PART 1: PRELIMlNARY 1. DEFINITIONS 1.1 In this Scheme, unless inconsistent with the subject or context, the following expressions shall bear the meanings respectively set out opposite them: “$”,“US$” or “USD” the lawful currency ofthe United States of America; “Appointed Date” the day on which the Effective Time occurs; “Cayman Companies Law” the Companies Law (2020 Revision) ofthe Cayman Islands, as amended, modified or re-enacted from time to time; “Cayman Court” the Grand Court of the Cayman Islands and any court capable of hearing appeals therefrom; “Cayman Islands Registrar of the Registrar of Companies in the Cayman Islands; Companies” “Conditions” the following conditions: (a) the Scheme of Arrangement is approved by the requisite majorities of the holders of GT Cayman Shares at the Voting Record Time at the Scheme Meeting (being a majority in number representing 75% in value of the GI Cayman ordinary shares voted in person or by proxy at the Scheme Meeting); (b) the Scheme EGM Resolutions at the Scheme EGM are approved by the requisite voting thresholds of the GI Cayman ordinary shares voted at the Scheme EGM; (c) the Cayman Court grants the Sanction Order; (d) no statute, rule or regulation is enacted or promulgated by any governmental entity of competent j urisdiction that prohibits or makes illegal the consummation of the Scheme; (e) no order or inj unction of a court of competent jurisdiction is in effect that prevents consummation ofthe Scheme; (f) permission having been granted by the Nasdaq Global Select Market to admit the Gl Delaware class A common shares for trading; and (g) any regulatory approval or consent that may be required in connection with the Scheme; “Effective Time” the time at which this Scheme becomes effective in accordance with

	Clause 12 (*Effective Time*), which is expected to be at or around 12.01 a.m. (Eastern Time in the United States) on August 28, 2020;
"GI Bermuda"	Global Indemnity Reinsurance Company, Ltd., a Bermuda exempted company and wholly-owned subsidiary of GI Cayman with registration number 38830, whose registered office is at C/O Compass Administration Services LTD., Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda;
"GI Cayman"	Global Indemnity Limited, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 308501, whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands;
"GI Delaware"	Global Indemnity Group, LLC, a limited liability company formed in the State of Delaware, whose registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808, US;
"Longstop Date"	September 30, 2020 (or such later date as the Cayman Court may allow);
"New CayCo"	New CayCo, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 363680, whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands;
"Register of Members"	the register of members of GI Cayman kept in accordance with Section 40 of the Cayman Companies Law;
"Sanction Hearing"	the hearing by the Cayman Court of the petition seeking the sanction of the Scheme under Sections 86 and 87 of the Cayman Companies Law;
"Sanction Order"	the order of the Cayman Court sanctioning this Scheme under Sections 86 and 87 of the Cayman Companies Law;
"Scheme"	this scheme of arrangement and amalgamation in respect of GI Cayman, New CayCo and the Scheme Shareholders proposed to be made under Section 86 of the Cayman Companies Law (2020 Revision) in its present form or with or subject to any modifications, additions or conditions which the Cayman Court may think fit to approve or impose and agreed to by GI Cayman;
"Scheme Consideration"	one GI Delaware class A common share shall be issued and allotted by GI Delaware in exchange for each GI Cayman A ordinary share held by a Scheme Shareholder at the Scheme Record Time and one GI Delaware class B common share shall be issued and allotted by GI Delaware in exchange for each GI Cayman B ordinary share held by a Scheme Shareholder at the Scheme Record Time;
"Scheme EGM"	the extraordinary general meeting of the shareholders of the GI Cayman ordinary shares at the Voting Record Time to be held to approve the Scheme EGM Resolutions (or any adjournment thereof);

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"Scheme EGM Resolutions"	the following resolutions:
	(a) to approve this Scheme and to authorise the directors of GI Cayman to take such action as they consider necessary or appropriate for carrying this Scheme into effect, so that the Scheme is approved by and on behalf of GI Cayman;
	(b) to authorise GI Cayman, as the sole shareholder of GI Bermuda, to approve a resolution of GI Bermuda to effect a business combination transaction (which may include an inter-company merger, transfer of assets and liabilities, amalgamation or otherwise), approved by the board of directors and relevant regulatory authorities, with Penn-Patriot Insurance Company, an indirect wholly-owned insurance subsidiary of GI Cayman, or another of the Global Indemnity group of companies' existing U.S. insurance company subsidiaries, resulting in the assumption of GI Bermuda's business by the Global Indemnity group of companies' existing U.S. insurance company subsidiaries. Such transaction may include, without limitation, the merger of GI Bermuda with and into Penn-Patriot, with Penn-Patriot surviving, and the approval of the merger agreement that would be entered into in connection therewith; and
	(c) to authorise the chairman of the Scheme EGM to adjourn the Scheme EGM to such date and time as necessary or appropriate
"Scheme Meeting"	the meeting of the shareholders of GI Cayman as at the Voting Record Time that was held in person via live webcast at 9.00 a.m., (Cayman Islands Time), on August 25, 2020, convened pursuant to an Order of the Cayman Court dated July 22, 2020 for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment);
"Scheme Record Time"	5.00 p.m. (Eastern Time in the United States), on August 27, 2020;
"Scheme Shareholders"	holders of Scheme Shares appearing on the Register of Members at the Scheme Record Time;
"Scheme Shares"	all ordinary shares of GI Cayman in issue;
"Stated Assets"	all of GI Cayman's rights, titles, interests, permits, authorities, sanctions, concessions, privileges, benefits, facilities, licences and properties of kinds and description and by whatever title held and whether moveable or immoveable, tangible or intangible, leasehold or freehold or wherever situated including, but not limited to stock-in-trade, stock-in-transit, inventories, raw materials, ingredients, office supplies, spares, consumable stores, works-in-progress, finished goods, actionable claims, cash and bank balances, investments, receivables, book debts, advances and deposits, prepayments, books of account, registers, records, plants, machinery, equipment, spare parts, tools, equipment, motor vehicles, furniture, fixtures and fittings, offices and storehouses/warehouses, connections and facilities of telecommunications including telephone, mobile phones, telexes and facsimiles, connections, meters and other

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installations for the supply of electricity, water and gas, all rights, titles and interests in any intellectual property including trademarks, service marks, designs, patents, copyrights, all rights, titles and interests in technical data and know-how, industrial and technical information, trade secrets, secret processes, confidential information, drawings, formulations, technical reports, operating and testing procedures, instruction manuals, raw material or product specifications, results or research and development work (whether in hard copy or in electronic form) and existing computer software and all rights, titles and interests in historical and current documents, customer lists, product and supplier lists, catalogues, literature, employee records, documents of title, sale targets, sales statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials and accounting (including management records) and other financial data (whether in hard copy or in electronic form); “Stated Liabilities” all of GI Cayman’s borrowings, debts, credits, related party loans and all sums of money payable including duties and obligations of every description (whether present or future, actual or contingent, current or deferred); “US” or “ United States” the United States, its territories and possessions, including any State of the United States; “US Securities Act” United States Securities Act of 1933, as an1ended, together with the rules and regulations promulgated thereunder; “Voting Record Time” 5.00 p.m. (Eastern Time in the United States) on July 21,2020, the record date for the Scheme Meeting and the Scheme EGM. 2. INTERPRETATION 2. 1 In this Scheme, unless the context otherwise requires or otherwise expressly provides: (a) references to Parts, Clauses and Sub-Clauses are references to parts, clauses and sub-clauses respectively of this Scheme; (b) references to a “person” include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency; (c) references to a statute, statutory provision, enactment or subordinate legislation include the same as subsequently modified, amended or re-enacted from time to time; (d) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto; (e) the singular includes the plura l and vice-versa and words importing one gender shall include all genders; (f) headings to, Parts, Clauses and Sub-Clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and (g) all references to time are references to Cayman Islands Time unless otherwise stated.

3. GI CAYMAN 3. 1 GI Cayman is a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 30850 I , whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY 1-9008, Cayman Islands. 3.2 The authorised share capital of Gl Cayman is US$ 100,000 divided into: (i) 600,000,000 A ordinary shares of US$ 0.000 I each, (ii) 300,000,000 B ordinary shares of US$ 0.000 I each and (iii) I 00,000,000 Preferred Shares of US$0.000 l each. As at July 9, 2020, being the latest practicable date prior to the date of this document, I 0,2 13,941 GI Cayman A ordinary shares and 4, 133,366 GJ Cayman B ordinary shares were issued and remain outstanding. All of the preferred shares remain unissued. 4. NEWCAYCO 4.1 New CayCo is a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 363680, whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY 1-9008, Cayman Islands. 4.2 The authorised share capital of New CayCo is US$ 100,000 divided into I,000,000,000 ordinary shares with a par value of US$ 0.000 I each, of which one ordinary share has been issued to GI Delaware and fully paid or credited as fully paid up with the remainder of the ordinary shares remaining unissued. New CayCo is a direct and a wholly owned subsidiary of Gl Delaware. 5. GI DELAWARE 5.1 Gl Delaware was formed in June, 2020 in the State of Delaware as a limited liability company, whose registered office is at 25 1 Little Falls Drive, Wilmington, Delaware 19808, United States. Prior to the Effective Time, GI Delaware will not engage in any business or other activities other than in connection with the Scheme and its organisational activities. 5.2 GI Delaware has undertaken to the Cayman Court to be bound by the Scheme, and will execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme. 6. PURPOSE OF SCHEME 6.1 The purpose of the Scheme is to facilitate the change in jw·isdiction of the ultimate parent company of the Global Indemnity group of companies from the Cayman Islands to the State of Delaware, which is anticipated to result in long-term cost savings and other significant benefits for the Global Indemnity group of companies. This will be achieved through the amalgamation of the undertaking of GI Cayman with that of New CayCo (which is directly held and wholly owned by GI Delaware) with New CayCo surviving and the ultimate parent company of the Global Indemnity group of companies becoming GJ Delaware. Following completion of the Scheme, it is proposed that New CayCo will merge with and into GJ Delaware, with GI Delaware surviving. In consideration for the amalgamation, the Scheme Shareholders will be granted the Scheme Consideration. Upon implementation of the Scheme, Gl Cayman will dissolve without being wound up and will cease to exist as a separate legal entity. The Scheme will enable the Global Indemnity group of companies to obtain ce1iain cost savings and other significant benefits which will in turn benefit the Scheme Shareholders. 6.2 The issuance of GI Delaware common shares to the Scheme Shareholders pursuant to the Scheme will not be registered under the US Securities Act in reliance upon Section 3(a)(10) of the US Securities Act. Section 3(a)( l0) of the US Securities Act exempts secw-ities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. The pa1ties intend to rely on the Section 3(a)( I 0) exemption under the US Securities Act in entering into this

Scheme and consummating the transactions contemplated hereby and the parties shall so advise the Cayman Court.

PART 2: THE SCHEME 7. APPLICATION AND EFFECTIVENESS OF THIS SCHEME 7.1 The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders. 8. AMALGAMATION OF GI CAYMAN WITH AND INTO NEW CAYCO 8. 1 At the Effective Time, New CayCo shall acquire and amalgamate with its own undertaking the undertaking and all the property, assets and rights, real and personal (including, but not limited to the Stated Assets) and the liabilities and obligations of every description (including but not limited to the Stated Liabilities) of GI Cayman, and by virtue of this Scheme and orders of the Cayman Court made pw-suant to Section 87 of the Cayman Companies Law the following will occur simultaneously: (a) the undertaking and all the property, assets and rights of Gl Cayman as aforesaid shall vest in and become the undertaking, property, assets and rights of New CayCo and the undertaking and all the property, assets and rights of GI Cayman as aforesaid subsisting on or after the Appointed Date and prior to the Effective Time shall be deemed to have become the undertaking, property, assets and rights of New CayCo fi·om the Appointed Date; (b) the liabilities and obligations of GI Cayman as aforesaid shall become liabilities and obligations of and enforceable against New CayCo and the liabilities and obligations of GI Cayman as aforesaid subsisting on or after the Appointed Date and prior to the Effective Time shall be deemed to have become liabilities and obligations of and enforceable against New CayCo from the Appointed Date; (c) notwithstanding any transaction, business, operations or activities done or pursued in GI Cayman’s own name on or after the Appointed Date and prior to the Effective Time, it shall be deemed to have so carried on for and on behalf of and on the account and risk of New CayCo; (d) all profits, gains or income accruing or arising to GI Cayman on or after the Appointed Date and prior to the Effective Time and all expenditure or losses incurred by GI Cayman in respect of its business and activities on or after the Appointed Date and prior to the Effective Time, shall be treated and deemed to be the profits, gains, income, expenditw-e or losses of New CayCo as the case may be; (e) proceedings by or against G1 Cayman shall be continued by or against New CayCo; and (1) GI Cayman will be dissolved without winding up and its separate legal existence shall cease for all purposes. 9. CONSIDERATION FOR THE UNDERTAKING OF Gl CAYMAN 9. 1 In consideration for the undertaking of GI Cayman and the amalgamation pursuant to Clause 8 above (Amalgamation of GJ Cayman with and into New CayCo), Gl Cayman and New CayCo shall procure that GI Delaware at the Effective Time shall issue the Scheme Consideration to the Scheme Shareholders. In the case of joint holders of Scheme Shares in issue immediately prior to the Effective Time, such Scheme Consideration shall be issued and allotted to all such holders of Scheme Shares jointly. 9.2 At the Effective Time and subject to the provisions of Clauses I 0 (Allotment and issue of Gl Delaware Common Shares) and l l (Mandated Payments and other Instructions), Gl Delaware shall : (a) cancel all the Scheme Shares (that is, all the ordinary shares of GI Cayman in issue immediately prior to the Effective Time); and

(b) issue fully paid and non-assessable GI Delaware common shares to the Scheme Shareholders, on the following one-to-one basis:

(i) for each GI Cayman A ordinary share cancelled, one GI Delaware class A common share shall be issued; and

(ii) for each GI Cayman B ordinary share cancelled, one GI Delaware class B common share shall be issued.

10. ALLOTMENT AND ISSUE OF GI DELAWARE COMMON SHARES

10.1 The GI Delaware common shares to be issued pursuant to Clause 9 (*Consideration for the undertaking of GI Cayman*) above shall rank equally for all dividends or distributions made, paid or declared in respect of GI Delaware after the Effective Time.

10.2 The provisions of Clause 9 (*Consideration for the undertaking of GI Cayman*) shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any shareholder of GI Cayman who is a citizen, resident or national of any jurisdiction outside the Cayman Islands or the United States, GI Delaware is advised that the allotment and issue of GI Delaware shares pursuant to Clause 9 (*Consideration for the undertaking of GI Cayman*) would infringe the laws of any jurisdiction outside the Cayman Islands or the United States or would require GI Delaware to observe any governmental or other consent or effect any registration, filing or other formality with which, in the opinion of GI Delaware, it would be unable to comply or which it regards as unduly onerous, then GI Delaware may in its sole discretion either:

(a) determine that such GI Delaware common shares shall be sold, in which case the GI Delaware common shares shall be issued to such shareholder of GI Cayman and GI Delaware shall appoint a person to act pursuant to this Clause 10.2(a) as an authorised person on behalf of such shareholder of GI Cayman to procure that any such GI Delaware common shares in respect of which GI Delaware has made such determination shall, as soon as practicable following the Scheme Record Time, be sold at the best price which can reasonably be obtained at the time of sale. The net proceeds of such sale (after the deduction of all expenses and commissions, including any amount in respect of any tax payable thereon) shall be paid to such shareholder of GI Cayman by cheque or such other form of payment as determined by the authorised person in its sole discretion. To give effect to any such sale, the authorised person shall be authorised on behalf of such shareholder of GI Cayman to execute and deliver a form of transfer and to give such instructions and do all such things which such authorised person may consider necessary or expedient in connection with such sale. None of GI Cayman, New CayCo, GI Delaware or the authorised person shall have any liability for any loss or damage arising as a result of the timing or terms of any such sale; or

(b) determine that no such GI Delaware common shares shall be issued to such shareholder of GI Cayman under Clause 9 (*Consideration for the undertaking of GI Cayman*), but instead the applicable GI Delaware common shares shall be issued to a nominee appointed by GI Delaware as trustee for such shareholder of GI Cayman, on terms that such GI Delaware common shares shall, as soon as practicable following the Scheme Record Time, be sold on behalf of such shareholder of GI Cayman at the best price which can reasonably be obtained at the time of sale. The net proceeds of such sale (after the deduction of all expenses and commissions, including any amount in respect of any tax payable thereon) shall be paid to such shareholder of GI Cayman by cheque or such other form of payment as determined by the nominee in its sole discretion. None of GI Cayman, New CayCo, GI Delaware or the nominee shall have any liability for any loss arising as a result of the timing or terms of any such sale.

11. MANDATED PAYMENTS AND OTHER INSTRUCTIONS

11.1 Each mandate in force at the Scheme Record Time relating to the payment of dividends on GI Cayman ordinary shares and each instruction then in force as to notices and other communications from GI Cayman shall, unless

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and until varied or revoked, be deemed as from the Effective Time to be a valid and effective mandate or instruction to Gl Delaware in relation to the corresponding Gl Delaware common shares to be allotted and issued pursuant to this Scheme. 12. EFFECTIVE TIME 12.1 Subject to the Conditions having been first satisfied or, to the extent permitted by law, waived by GI Cayman, this Scheme shall become effective as soon as the Sanction Order (sanctioning the Scheme under Section 86 of the Cayman Companies Law and making such facilitating orders as are appropriate pursuant to Section 87 of the Cayman Companies Law) shall have been duly delivered to the Cayman Islands Registrar of Companies for registration pursuant to Section 86(3) of the Cayman Companies Law at which time this Scheme shall become effective in accordance with its terms. 12.2 Gl Delaware shall give notification of this Scheme having become effective by providing notice to all Scheme Shareholders and creditors of GI Cayman that exist immediately prior to the Effective Time. Such notice shall enclose a copy of the Sanction Order. 12.3 Unless this Scheme shall have become effective on or before the Long stop Date (or such later date, if any, as the Cayman Court may allow), it shall lapse. 13. MODIFlCATION AND SEVERABILITY 13.1 GJ Cayman may consent for and on behalf of all persons concemed to any modification of or addition to this Scheme or to any condition which the Cayman Court may think fit to approve or impose. 13.2 When under any provision of this Scheme a matter is to be determined by GJ Cayman, New CayCo and/or GJ Delaware then they or it will have discretion to interpret such matter under this Scheme in a manner that they or it considers fair and reasonable, and their/its decisions will be binding on a ll concerned. 13.3 If any provision (or any part of any provision) of this Scheme is found by the Cayman Court to be illegal or unenforceable, it shall be severed from this Scheme and, to the extent practicable, the remaining provisions of this Scheme shall continue in force. 14. COSTS 14.1 GJ Cayman is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation and implementation of the Scheme. 15. GOVERNING LAW 15. I The operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any proceeding and to settle any dispute which arises out of or in connection with the terms of this Scheme or its implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the patties irrevocably submit to the exclusive jw·isdiction ofthe courts ofthe Cayman Islands, provided, however, that nothing in this Clause shall affect the validity ofother provisions determinin g governing law and jurisdiction between the parties whether contained in any contract or otherwise. 15.2 The tetms of this Scheme and the obligations imposed on GI Cayman, New CayCo and GI Delaware hereunder shall take effect subj ect to any prohibition or condition imposed by any applicable law. Dated: [ ] 2020